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                                                                    Exhibit 23.1

                          Consent of Stegman & Company



                                Stegman & Company

To:      Board of Directors of View Systems Inc.

         We hereby consent to the inclusion in amended Form SB-2 of our report datedJuly 20, 2000, related to the consolidated financial statements of View Systems, Inc. and Subsidiaries for the years ended December 31, 1999, and 1998.


                             /s/ Stegman and Company

Baltimore, Maryland
 July 20, 2000


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